Exhibit 10.13

STANDARD FORM

INDUSTRIAL BUILDING LEASE

(MULTI-TENANT)

1.                                      BASIC TERMS.  This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below.  Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.                            Date of Lease:  March 21, 2003

1.2.                            Landlord:  First Industrial LP

1.3.                            Tenant:  The Wornick Company

1.4.                            Premises:  “Phase I Premises” consisting of approximately 25,336 square feet designated as the “Tenant 8” space on Exhibit A-2 attached hereto, together with approximately 3,240 square feet designated as the “Tenant 2” space on Exhibit A-2 to be used by Tenant for office and employee welfare, containing a total of approximately 28,576 square feet; the “Phase II Premises” containing approximately 31,740 square feet as shown on Exhibit A-2 attached hereto; and the “Phase III Premises” containing approximately 100,621 square feet as shown on Exhibit A-2 attached hereto, totaling 160,937 square feet, in the building commonly known as the Creek Road Business Park, 4700-4750 Creek Road, Cincinnati, OH 45242 (the “Building”).  As used in this Lease, the term “Premises,” when the context so requires, means whatever portion of the Phase I Premises, Phase II Premises, and Phase III Premises is being leased by Tenant hereunder from time to time.

Landlord shall complete the Phase I Improvements, Phase II Improvements, and Phase III Improvements (as described on Exhibit B attached hereto) prior to the Phase I Premises Commencement Date, Phase II Premises Commencement Date and, Phase III Premises Commencement Date, respectively.  Landlord shall also complete the Additional Improvements (as described on Exhibit B) to the Phase I Premises, Phase II Premises, and Phase III Premises prior to the Phase I Premises Commencement Date, Phase II Premises Commencement Date, Phase III Premises Commencement Date, respectively.

Nitrogen Tanks:  Beginning on the Phase III Premises Commencement Date and continuing thereafter during the Term of this Lease, Tenant shall be permitted to install, store and use for its business purposes two nitrogen tanks on the west end or in the rear of the Building in a location mutually agreed upon by Landlord and Tenant but in any event sufficiently close to the Premises that the same are practically and economically useable in the business of Tenant being conducted on the Premises.

Parking Spaces:  During all periods in which Tenant is leasing the Phase I Premises, Landlord shall provide Tenant with 60 allocated parking spaces at the Building.  During all periods in which Tenant is leasing the Phase I Premises and Phase II Premises, Landlord shall provide Tenant with 90 allocated parking spaces at the Building.  During all periods in which Tenant is leasing the Phase I Premises, Phase II Premises and Phase III Premises, Landlord shall provide Tenant with 275 allocated parking spaces at the Building.  During all periods in which Tenant is leasing only the Phase I Premises and Phase III Premises, Landlord shall provide Tenant with 225 allocated parking spaces at the Building.  If Tenant leases Adjacent Space pursuant to Rider No. 3 attached hereto, Landlord shall provide Tenant with the allocated parking spaces associated with each of the Adjacent Spaces leased, as outlined on the attached Exhibit A-2.

Sears Termination Fee:  Landlord and Tenant acknowledge that the Phase II Premises and Phase III Premises are presently leased to Sears and that Landlord is in the process of negotiating an early termination of Sears’ lease of such space, including a fee to be paid by Sears in consideration for such early termination (the “Termination Fee”).  At such time as Landlord has received payment from Sears of the full amount of the Termination Fee and Sears has vacated such premises, net of any gross rents that Landlord was scheduled to receive in 2003 from Sears for the Phase III Premises prior to the Commencement Date for the lease of the Phase III Premises to Tenant as outlined in Section 1.6, Landlord shall pay Tenant 100% of the amount of the Termination Fee in excess of $100,000.00 and up to $200,000.00, for a total of $100,000.00.  Landlord and Tenant shall each receive 50% of any Termination Fee amount in excess of $200,000.00.

1.5.                            Property:  See Exhibit A-1, A-2.

1.6.                            Lease Term:  Approximately five (5) years four (4) months (“Term”), commencing, with respect to the Phase I Premises, on March      , 2003 (the “Phase I Premises Commencement Date”), and commencing, with respect to the Phase II Premises, on the later of March 1, 2004 or completion of the Phase II Improvements (the “Phase II Premises Commencement Date”), and commencing, with respect to the Phase III Premises, on the later of March 1, 2004 or completion of the Phase III Improvements (the “Phase III Premises Commencement Date”) and ending on July 31, 2008 (“Expiration Date”).  As used in this Lease, the “Term” means the initial Term, as the same may be extended pursuant to Tenant’s exercise of the renewal option set forth on Rider No. 4 attached hereto.

1.7.                            Permitted Uses:  (See Section 4.1) Food storage, processing, assembly, packaging, warehousing, distribution, office and employee facilities (including dining areas and break rooms), and related purposes.

1.8.                            Tenant’s Guarantor:  None

1.9.                            Brokers:  (See Section 23)

(A)                          Tenant’s Broker:  Colliers Turley Martin Tucker

(B)                            Landlord’s Broker:  None

1.10.                     Security/Damage Deposit:  Waived.

1.11.                     Initial Estimated Additional Rent Payable by Tenant:  $0.70 psf/year

1.12.                     Tenant’s Proportionate Share:  Subject to adjustment as hereafter set forth, the parties hereto anticipate that the Tenant’s Proportionate Share shall be 10.78% from and after the Phase I Premises Commencement Date, 22.76% from and after the Phase II Premises Commencement Date, and 60.73% from and after the Phase III Premises Commencement Date; provided that Tenant’s Proportionate Share shall be calculated by taking the rentable area of the Premises and dividing it by the total rentable area of the Building (the total rentable area of the Building being 265,000 sq. ft.).

1.13.                     Riders to Lease:  The following riders are attached to and made a part of this Lease.  (If none, so state): Rider No. 1 (Cancellation Option); Rider No. 2 (Termination Option); Rider No. 3 (Expansion Rights); Rider No. 4 (Renewal Options).

2.                                      LEASE OF PREMISES; RENT.

2.1.                            Lease of Premises for Lease Term.  Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2.                            Types of Rental Payments.  Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods set forth below for each of the Premises described herein:

PHASE 1 PREMISES

(28,576 sq. ft.)

Lease Period	Annual Base Rent	Monthly Base Rent	Annual Amt. PSF

3/16/03-3/31/04	$65,724.80	$5,477.07	$2.30

4/1/04-3/31/05	$71,440.00	$5,953.33	$2.50

4/1/05-3/31/06	$77,155.20	$6,429.60	$2.70

4/1/06-3/31/07	$82,870.40	$6,905.87	$2.90

4/1/07-7/31/08	$88,585.60	$7,382.13	$3.10

PHASE II PREMISES

(31,740 sq. ft.)

Lease Period	Annual Base Rent	Monthly Base Rent	Annual Amt. PSF

Phase II Premises Commencement Date – 4/30/06	$88,872.00	$7,406.00	$2.80

5/1/06 – 7/31/08	$95,220.00	$7,935.00	$3.00

PHASE III PREMISES

(100,621 sq. ft.)

Lease Period	Annual Base Rent	Monthly Base Rent	Annual Amt. PSF

Phase III Premises Commencement Date – 7/31/04	$276,707.76	$23,058.98	$2.75

8/1/04-7/31/05	$281,738.76	$23,478.23	$2.80

8/1/05-7/31/06	$286,769.88	$23,897.49	$2.85

8/1/06-7/31/07	$291,800.88	$24,316.74	$2.90

8/1/07-7/31/08	$296,832.00	$24,735.00	$2.95

Tenant shall also pay Tenant’s Proportionate Share (as set forth in Section 1.12) of Operating Expenses (as hereinafter defined) and any other amounts owed by Tenant hereunder [collectively, “Additional Rent”].  In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within five (5) business days after Tenant’s receipt of notice from Landlord that such payment is past due, Landlord may charge Tenant a late charge equal to 4% of the then delinquent installment of Base Rent and/or Additional Rent [the “Late Charge”; the Late Charge, Default Interest (as defined in Section 22.3 below), Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord as Additional Rent.  Tenant shall pay Rent to Landlord at the following address: c/o First Industrial, L.P., 75 Remittance Drive, Suite 1444, Chicago, IL 60675-1444, or if sent by overnight courier, Northern Trust Receipt & Dispatch, 350 N. Orleans Street, 8th Floor, Suite 1444, Chicago, IL 60654, Attention:  First Industrial L.P., Lockbox #1444, (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.  The foregoing notwithstanding, Tenant shall be entitled to receive notices from Landlord under this paragraph on only the first occasion of nonpayment of Rent in each calendar year and, on the second and each succeeding occasion of nonpayment of Rent in such calendar year, Tenant shall not be entitled to the above-described 5-business day written notice and cure period and, thereafter during such calendar year, the Late Charge shall be due in the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due.

2.3.                            Covenants Concerning Rental Payments.  Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease.  No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord.  If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis and paid to Landlord on the Commencement Date.

3.                                      OPERATING EXPENSES.

3.1.                            Definitional Terms Relating to Additional Rent.  For purposes of this Section and other relevant provisions of the Lease:

3.1.1.                  Operating Expenses.  The term “Operating Expenses” shall mean all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers’ compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property, all third party administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged (including, without limitation, those costs and expenses set forth in Section 13.2(i) below) by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord in connection with any or all of the operation, repair and maintenance of any part of the Property, including, without limitation, the structural elements of the Property and the Common Areas; (vi) an annual management fee equal to four percent (4%) of the annual Rent payable hereunder to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Property; (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement, in accordance with generally accepted accounting principles; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property; and (ix) Taxes, as hereinafter defined in Section 3.1.2.  Notwithstanding the definitions set forth in section 3.1.1 and section 3.1.2, the definitions of Operating Expenses and Taxes shall exclude the following: costs of services provided exclusively to other tenants and not to Tenant; late fees incurred by Landlord for late payments of bills not due to the acts or omissions of Tenant, its employees, agents or representatives; any cost or expense which Landlord incurs which is charged directly to the tenant on whose behalf it is incurred (whether or not the same shall finally be paid) or for which Landlord is otherwise reimbursed by insurance proceeds or condemnation awards; income, profit, franchise, corporate, capital stock, estate, inheritance and any other taxes imposed on, or measured by, the income of Landlord from the operation of the Property; payments to subsidiaries or affiliates of Landlord for services or materials to the extent such payments would not have been made had the services or materials been provided by an unaffiliated party on a competitive basis; legal fees, arbitration and mediation expenses and other expenses incurred in connection with the resolution of disputes between Landlord and tenants at the Property; costs arising from the negligence or willful misconduct of Landlord or its agents, employees, contractors or other tenants or occupants at the Property; costs arising from a breach by any other tenant of its obligations under its lease; costs incurred in Landlord’s leasing activities, including leasing fees, commissions and other compensation paid to brokers or to Landlord’s employees and agents, advertising costs, costs of renovations, tenant improvements, or alterations made at the initiation or in connection with the renewal of tenant leases, and legal fees incurred in negotiating and preparing lease documents; salaries or other compensation paid to employees of Landlord above the grade of building manager; costs of capital improvements (except to the extent expressly permitted under this Section 3.1.1); cost of correcting defects in the original construction of the improvements at the Property or related improvements; costs of remediating or otherwise addressing environmental contamination at the property; interest and principal payments on any mortgage, deed of trust or indebtedness of Landlord; depreciation; payments made under any ground lease; and construction and other costs related to any addition to or expansion of improvements at the Property.

3.1.2.                  Taxes.  The term “Taxes,” as referred to in Section 3.1.l(ix) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property.  For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year.

3.1.3.                  Operating Year.  The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.2.                            Payment of Operating Expenses.  Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, Tenant’s Proportionate Share of the Operating Expenses as set forth in Section 3.3.  Additional Rent for the Phase I Premises, Phase II Premises, and Phase III Premises shall commence to accrue upon the Phase I Premises Commencement Date, Phase II Premises Commencement Date, and Phase III Premises Commencement Date, respectively.  The Tenant’s Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term.  Tenant’s Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3.                            Payment of Additional Rent.  Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year.  Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Tenant’s Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year).  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord’s written demand therefor.  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or

Agent shall pay Tenant the then-applicable excess promptly after determination thereof.  No interest shall be payable to Tenant on account of payments of Estimated Additional Rent and such payments may be commingled.

Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant (i) annual statements itemizing the Operating Expenses for the year just ended, which statements shall be reasonably detailed, prepared in the ordinary course of Landlord’s business and certified by Landlord as being true and complete, and (ii) Landlord’s calculations showing Tenant’s Proportionate Share of the Operating Expenses for such year.  Upon thirty (30) days prior notice and not more than once per year during the Lease Term, Tenant shall have the right to inspect Landlord’s books and records for the sole purpose of verifying the Operating Expenses and the calculation of the Tenant’s Proportionate Share thereof.  If any such inspection reveals that Tenant was overcharged and not otherwise properly reconciled pursuant to this Section 3.3, Landlord shall credit any such amounts to the next payment(s) of Additional Rent becoming due or, in the final year, refund any such excess amount charged to Tenant.  Tenant agrees to maintain in strict confidence any information Tenant obtains or reviews pursuant to its inspections rights granted under this Section 3.3 except that Tenant shall be permitted to disclose such information to its attorneys and advisors, provided Tenant informs such parties of the confidential nature of such information and uses good faith and diligent efforts to cause such parties to maintain such information as confidential.

4.                                      USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT.

4.1.                            Use of Premises and Property.  The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever.  Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including any covenant, condition or restriction affecting the Property, (d) exceed the load bearing capacity of the floor of the Premises; (e) impair or tend to impair the character, reputation or appearance of the Property; or (e) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property.  On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit D describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.

4.2.                            Use of Common Areas.  As used herein, “Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas.  Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time.  Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas.  Without limitation of the foregoing, Tenant shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by Landlord, other tenants or licensees or other persons entitled to use the Common Areas.  Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of the Premises.  In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord’s obligations under either or both of Sections 13.2 and 18; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Premises in connection therewith.

4.3.                            Signage.  Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4.                            Intentionally Omitted.

5.                                      CONDITION AND DELIVERY OF PREMISES.

5.1.                            Conditions of Premises.  Landlord presents and warrants to Tenant that, on the Phase I Premises Commencement Date, Phase II Premises Commencement Date, and Phase III Premises Commencement Date, respectively, and as applicable, all plumbing, electrical, heating, ventilating, air-conditioning, ventilating and mechanical systems, including the dock doors permitted to be used by Tenant hereunder, located within the Premises, or located outside the Premises but which service the Premises, shall be in good condition and repair and in proper working order.  Tenant acknowledges that, except as set forth in this Lease, neither Landlord or Agent, nor any representative of Landlord, has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use.  Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18 and (b) with respect to all (if any) repairs and improvements expressly and specifically described in Exhibit B attached hereto (“Landlord Work Items”) and (c) as may be required in order to deliver the Premises to Tenant in the condition required under this paragraph.  Landlord shall enforce, or cause Agent to enforce, upon Tenant’s request, all manufacturer’s or contractor’s warranties, if any, issued in connection with any of the Landlord Work Items.  Landlord shall perform, or caused to be performed, the Landlord Work Items in a good and workmanlike manner.

5.2.                            Delay in Commencement.  Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Phase I Premises, Phase II Premises, or Phase III Premises to Tenant on the Phase I Premises Commencement Date, Phase II Premises Commencement Date, or Phase III Premises Commencement Date, respectively.  The obligations of Tenant under the Lease shall not be affected thereby, except that the applicable Commencement Date shall be delayed until Landlord delivers possession of the Phase I Premises, Phase II Premises, or Phase III Premises (as the case may be) to Tenant.  A delay in the Commencement Date shall not change the Expiration Date.  Notwithstanding the foregoing provisions, in the event any such premises are not delivered by Landlord as required herein by September 1, 2003, Tenant may elect to terminate this Lease.

6.                                      SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

6.1.                            Subordination.  Provided that Tenant is provided with a reasonable and customary subordination, nondisturbance and attornment agreement duly executed by the holder of any mortgage or deed of trust or the landlord pursuant to any ground lease, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease.  Tenant shall execute and deliver, upon demand by Landlord any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust provided such documents are in a commercially reasonable form.

6.2.                            Estoppel Certificates.  Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord provided such certificate is in a commercially reasonable form.  Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception.  Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.

6.3.                            Transfer for Landlord.  In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant to the extent such covenants and conditions are assumed by Landlord’s successor-in-interest, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor.

7.                                      QUIET ENJOYMENT.  Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under Section 16 and elsewhere in this Lease, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord’s agents, employees, contractors and representatives may perform the General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance.  This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord.  Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord.  Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, Landlord’s use of any portion of the Common Areas shall not interfere, in any material respect, with any or all of (a) Tenant’s rights to occupy and use the Common Areas (in the manner and for the purposes contemplated hereunder); (b) Tenant’s right to utilize the vehicular parking areas located on the Common Areas; and (c) Tenant’s right of access, ingress and egress to and from the Common Areas.

8.                                      ASSIGNMENT, SUBLETTING AND MORTGAGING.

8.1.                            Prohibition.  Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole, but reasonable, discretion.  Except as otherwise specified herein, any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void.  No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord’s written approval shall be required in all such instances.  No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.

8.2.                            Rights of Landlord.  If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.  Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.  With respect to the allocable portion of the Premises sublet by Tenant to any person or entity not affiliated with Tenant, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any such subtenant (after deducting any brokerage commissions, tenant improvement costs and other costs incurred by Tenant in connection with such subletting), and such amount shall be deemed a component of the Additional Rent.

8.3.                            Permitted Transfers.  The provisions of Section 8.1(a) shall not apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of

Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to transfer in connection with a merger, reorganization, or sale of all or substantially all the assets of Tenant, and Tenant shall be permitted to assign this Lease without Landlord’s consent in connection with any such transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder) has a net worth equal to or greater than $10,000,000.00.  Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.

9.                                      COMPLIANCE WITH LAWS.

9.1.                            Compliance with Laws.  Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to either or both of the Premises and Tenant’s use and occupancy thereof.  If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term.  Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.  Landlord represents and warrants to Tenant that, on the Phase I Premises Commencement Date, Phase II Premises Commencement Date, and Phase III Premises Commencement Date, the Phase I Premises, Phase II Premises, and Phase III Premises, respectively, shall, to Landlord’s actual knowledge, be in compliance with all applicable Laws in all material respects.  Landlord shall indemnify Tenant against all Tenant Losses (as defined in Section 17.2.2 hereof) actually suffered by Tenant as the direct result of the applicable portion of the Premises not being in material compliance with Laws on the applicable Commencement Date.

9.2.                            Hazardous Materials.  If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon written request by Landlord or Agent and only if Landlord has a reasonable basis for believing that Tenant’s activities at the Premises are not in compliance with applicable Environmental Laws, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property.  This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9.  Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term.  Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent.  All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord.  Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and any or all of Tenant’s Parties.  Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.  As used herein, the term (x) “Environmental Laws” shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law.  The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.  Notwithstanding anything in this Lease to the contrary, Landlord hereby indemnifies, defends, and holds Tenant Indemnified Parties (defined In Section 17.2.2 below) harmless from and against any and all Tenant Losses (defined below) actually suffered or incurred by Tenant or any Tenant Indemnified Parties as the direct result of the presence of Hazardous Materials in existence as of, or prior to, the applicable Commencement Date, or shown to have arisen subsequent to the applicable Commencement Date as a result of the use of the Building by Landlord.

10.                               INSURANCE.

10.1.                     Insurance to be Maintained by Landlord.  Landlord shall maintain (a) “all-risk” property insurance policy covering the Property (at its full replacement cost), but excluding Tenant’s Property (AS defined in Section 12.2 below), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord.

10.2.                     Insurance to be Maintained by Tenant.  Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.2.1 and 10.2.2 (collectively, “Tenant’s Policies”).  All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require.  All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant’s Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 30 days prior to the expiration of each Tenant’s Policy.  Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

10.2.1.           General Liability and Auto Insurance.  Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Premises in the amount of not less than $1,000,000, combined single limit.  The Tenant’s Policies required by this Section 10.2.1 shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated whose name shall have been furnished in writing to Tenant, as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

10.2.2.           Property and Workers’ Compensation Insurance.  Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy or Policies of (i) “all-risk” property insurance covering Tenant’s Property and damage to other property resulting from any acts or operations of Tenant, and (ii) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.

10.3.                     Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, and to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant’s workers’ compensation carrier.  This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier.  The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

11.                               ALTERATIONS.

11.1.                     Procedural Requirements.  Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord in each instance.  Landlord’s consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) the Alterations have no adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; and (g) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord’s consent.  Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord’s written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2.1 above) and workers’ compensation insurance.  Such insurance policies shall satisfy the obligations imposed under Section 10.2.1(a) through (d) and (f).  After obtaining Landlord’s approval to the Alterations, Tenant shall give Landlord at least five days’ prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises.  Notwithstanding anything to the contrary contained in this Section 11.1, Landlord’s consent shall not be required for Alterations satisfying clauses (a) through (f) above and costing $25,000.00 or less in any one instance (up to an maximum aggregate or $100,000 over the Term) provided that Tenant notifies Landlord of such Alterations prior to commencing thereon and obtains all approvals and permits from third parties necessary for the commencement and prosecution of such Alterations.  Notwithstanding anything to the contrary contained in this Section 11.1, the dollar amounts set forth above shall apply only to the cost of the alterations to or improvements of the Premises and shall not apply to the value or cost of the equipment Tenant elects to use or install at that Premises.

11.2.                     Performance of Alterations.  Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations.  Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by Landlord or Agent.  Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.  Notwithstanding anything in this Lease to the contrary, with Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install telecommunications and other lines and wires at the Property as may be reasonably necessary in order to facilitate communications between Tenant’s property to the north (or any other property used or occupied by Tenant) and the Premises leased by Tenant hereunder.

11.3.                     Lien Prohibition.  Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations.  Tenant shall not permit any mechanics’ or materialmen’s liens to attach to the Premises or the Property.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance.  In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

12.                               LANDLORD’S AND TENANT’S PROPERTY.

12.1.                     Landlord’s Property.  All fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, excluding Tenant’s Property (as defined below), shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date.  Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant.  In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.

12.2.                     Tenant’s Property.  All partitions, business and trade fixtures, machinery and equipment, communications equipment, motor control centers, refrigeration equipment and office equipment, any HVAC equipment installed by Tenant and specific to Tenant’s use and occupancy of the Premises (excluding the HVAC equipment presently installed at the Premises and any repairs or replacements respecting such equipment) and other non-structural items that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term and at the Expiration Date, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.  At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations (except such items thereof as constitute Landlord’s Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property.  Any other items of Tenant’s Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned by Tenant, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.

13.                               REPAIRS AND MAINTENANCE.

13.1.                     Tenant Repairs and Maintenance.  Tenant shall, at its expense, throughout the Term, (i) maintain and preserve, in good condition and repair and in proper working order (subject to normal and customary wear and tear), the Premises and the fixtures and appurtenances therein which exclusively serve the Premises (including, but not limited to, the Premises’ plumbing and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s sole use; and excluding, however, those components of the Premises for which Landlord is expressly responsible under Section 13.2); and (ii) except to the extent Landlord elects to repair and maintain the HVAC systems as part of General Maintenance Services (as hereinafter defined), maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (a copy of which service agreement shall be provided to Landlord within fifteen (15) days after the Commencement Date).  Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof; if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of: (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant’s Property in the Premises, (c) the moving of Tenant’s Property in or out of the Property, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant (except to the extent Landlord has waived claims against Tenant therefor under Section 10.3 hereof).  Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, HVAC, or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld.  All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.  Notwithstanding any of the foregoing, however, from time to time during the Term, Landlord may elect, in its sole discretion and by delivery of written notice to Tenant and with Tenant’s prior written consent, which shall not be unreasonably withheld, to perform on behalf of Tenant, all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as “General Maintenance Services”).  Tenant shall reimburse Landlord for the cost of all General Maintenance Services provided by Landlord as Additional Rent simultaneously with the payment of Operating Expenses as part of Estimated Additional Rent (on a monthly estimated basis subject to annual reconciliation as described in Section 3.3 above).  Unless and until Landlord affirmatively elects to provide General Maintenance Services, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in Section 13.2, to repair, maintain, restore or replace any portion of the Premises.  Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General Maintenance Services that Landlord has elected to provide (provided Landlord may not expand the scope thereof without Tenant’s prior written consent), or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty (30) days’ prior written notice to Tenant.  If Landlord does not elect to repair, maintain and/or replace the HVAC systems as part of General Maintenance Services, or revokes such election at any time after having made such election, Tenant shall enter into a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises, a copy of which agreement shall be provided to Landlord.  Notwithstanding the foregoing, Landlord shall be responsible for any cost or expense incurred as a result of the Premises not being in the condition, repair and order specified in Section 5 hereof as of the Phase I Premises Commencement Date, Phase II Premises Commencement Date, and Phase III Premises Commencement Date, respectively, as applicable.

13.2.                     Landlord Repairs.  Notwithstanding anything contrary herein, Landlord shall maintain in good condition and repair and in working order, and shall repair, replace and restore the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing of the Property, the Common Areas, and all base building fixtures, equipment, systems and facilities that serve the Building and Property generally (as distinguished from those that serve individual tenant spaces); provided, however, that (i) all costs and expenses so incurred by Landlord to repair, replace and restore the above items shall constitute Operating Expenses; provided, however, that with respect to any costs incurred in the replacement context, those costs shall not constitute an Operating Expense except to the extent that such costs so qualify under Section 3.1.1(vii); and (ii) notwithstanding

(i) above, in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1(a) through (d) above (collectively, “Tenant Necessitated Repairs”), then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs (except to the extent Landlord has waived claims against Tenant therefor under Section 10.3 hereof), and such reimbursement shall be paid, in full, within 10 days after Landlord’s delivery of demand therefor.  Landlord agrees to commence the repairs, replacements or restoration described in this Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

14.                               UTILITIES.  Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services.  As provided in Section 3.1.1 above, utility charges that are not separately metered to the Premises shall be included within Operating Expenses; therefore, when and as Tenant pays estimated Operating Expenses, those estimated monthly payments shall include monthly estimated installments of non-separately metered utility charges.  With regard to utility services that are separately metered to the Premises, Tenant may pay such utility charges directly to the utility or municipality providing such service, and in that event: (a) all charges shall be paid by Tenant before they become delinquent; and (b) utility charges for the Premises shall not be included in estimated Operating Expenses.  Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.  Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems of either or both of the Premises and the Property.

15.                               INVOLUNTARY CESSATION OF SERVICES.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (ii) any other cause beyond Landlord’s reasonable control.  Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of two (2) consecutive business days Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16.                               LANDLORD’S RIGHTS.  Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required or desires to make.  Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant’s covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises.  During the period of six months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants.  Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to designate and approve, prior to installation, all types of signs; (ii) to have pass keys, access cards, or both, to the Premises; and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than 30 consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.                               NON-LIABILITY AND INDEMNIFICATION.

17.1.                     Non-Liability.  Except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  Further, except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any defect in the Premises or the Property (unless such defect arises from a breach by Landlord of its obligations under this Lease); (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same (unless such injury or damage arises from a breach by Landlord of its obligations under this Lease).

Except as provided in Section 17.2.1, neither Tenant nor its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord for any loss, injury, or damage, to Landlord or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  Further, except as provided in Section 17.2.1, neither Tenant nor its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Tenant is liable, for consequential or indirect damages suffered by Landlord; (c) any defect in the Premises or the Property (unless such defect arises from a breach by Tenant under this Lease); (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same (unless such injury or damage arises from a breach by Tenant under this Lease).

17.2.                     Indemnification.

17.2.1.           Tenant Indemnification.  Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) actually suffered or incurred by Landlord or any Landlord Indemnified Parties arising from or in connection with any or all of: (a) any act, omission or negligence of any or all of Tenant and Tenant Parties (as defined in Section 9.2); (b) any accident, injury or damage whatsoever (unless caused by Landlord’s negligence) occurring on the Property or within the Premises or Common Areas and caused by any or all of Tenant and Tenant Parties; (c) any breach by Tenant of any of its warranties and representations under this Lease; (d) any violation or alleged violation by any or all of Tenant and Tenant Parties of any Law including, without limitation, any Environmental Law; (e) any breach of the provisions of Section 9 by any or all of Tenant and Tenant’s Parties; (f) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Tenant and Tenant Parties; (g) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant Parties; and (h) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Landlord and Landlord Indemnified Parties (collectively, “Tenant Indemnified Matters”).  In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.  The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  The provision of this Section 17.2.1 shall survive the expiration or termination of this Lease.

17.2.2.           Landlord Indemnification.  Landlord hereby indemnifies, defends, and holds Tenant and Tenant Parties (herein collectively, “Tenant Indemnified Parties”) harmless from and against any and all Tenant Losses (defined below) actually suffered or incurred by Tenant or any Tenant Indemnified Parties arising from or in connection with any or all of: (a) any act, omission or negligence of any or all of Landlord and Landlord’s Indemnified Parties; (b) any accident, injury or damage whatsoever (unless caused by Tenant negligence) occurring within the Building or Common Areas and caused by any or all of Landlord and Landlord Indemnified Parties; (c) any breach by Landlord of any of its warranties and representations under this Lease; (d) any violation or alleged violation by any or all of Landlord and Landlord Indemnified Parties of any Law including, without limitation, any Environmental Law; (e) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Landlord and Landlord Indemnified Parties; (f) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Property by any or all of Landlord and Landlord Indemnified Parties; and (g) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Landlord and Landlord Indemnified Parties with respect to the Property during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Tenant and Tenant Parties (collectively, “Landlord’s Indemnified Matters”).  In case any action or proceeding is brought against any or all of Tenant and Tenant Parties by reason of any of Landlord’s Indemnified Matters, Landlord, upon notice from any or all of Tenant and Tenant Parties, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.  The term “Tenant Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Tenant interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or Landlord’s indemnity as outlined in Section 9.1 and 9.2, Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.  The provisions of this Section 17.2.2 shall survive the expiration or termination of this Lease.

17.3.                     Force Majeure.  The obligations of Landlord and Tenant hereunder shall not be affected, impaired or excused, and the non-performing party shall have no liability whatsoever to the other party, with respect to any act, event or circumstance arising out of (a) Landlord’s or Tenant’s failure (as the case may be) to fulfill, or delay in fulfilling any of its respective obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond such party’s reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond such party’s reasonable control.

18.                               DAMAGE OR DESTRUCTION.

18.1.                     Notification and Repair.  Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof of which Tenant becomes aware.  Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair

(or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage.  Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this Section.  Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2.                     Rental Abatement.  Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.3.                     Total Destruction.  If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Property immediately prior to the casualty or (iii) the damage [x] is less than the amount stated in (ii) above, but more than 25% of the full insurable value of the Property; and [y] occurs during the last two years of Lease Term, then in any such event, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord.  In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence.  If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect.  Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease.  If Landlord does not exercise such right of termination, Landlord shall, subject to Section 18.4, repair the Premises and Property (excluding Tenant’s Property) to the condition existing immediately prior to such casualty.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration.  For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

18.4.                     Insurance Proceeds.  Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty.  In the event such insurance proceeds are insufficient to fully restore the Property and Premises and as a result Landlord elects not to so fully restore the Property and Premises, Landlord shall notify Tenant thereof in writing, and Tenant have the right to terminate this Lease by giving written notice thereof to Landlord within thirty (30) days after receiving such notice from Landlord.  Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant’s Property).  In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord.  Landlord’s duty to repair the Premises and the Property (excluding Tenant’s Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

19.                               EMINENT DOMAIN.  If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Property is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs.  If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.  Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease.  Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, or moving expenses, shall be the property of Tenant.

20.                               SURRENDER AND HOLDOVER.  On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair (as defined by Exhibit C, attached hereto and incorporated herein by reference), except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove all of Tenant’s Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises.  Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant.  The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease.  If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this Section 20 or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord’s reasonable satisfaction, within 10 business days after the date on which this Lease is terminated or expired.  If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant’s expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest).  If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the aggregate of the Base Rent then in effect under this Lease and 100% of Additional Rent, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party.  The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21.                               EVENTS OF DEFAULT.

21.1.                     Bankruptcy of Tenant.  It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2.                     Default Provisions.  Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five (5) business days after written notice from Landlord of such failure to pay on the due date; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 60 days after the initial delivery of Landlord’s original default notice.

22.                               RIGHTS AND REMEDIES.

22.1.                     Landlord’s Cure Rights Upon Default of Tenant.  If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to Section 21.2), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant.

22.2.                     Landlord’s Remedies.  In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable notice and cure period (as required pursuant to Section 21.2), but without additional notice or demand from Landlord, if any, as provided in Section 21.2 has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant’s right of possession of the Premises; or (b) terminate Tenant’s right of possession of the Premises without terminating this Lease; provided, however, that Landlord may, whether Landlord elects to proceed under Subsections (a) or (b) above, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord.  In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole discretion.  In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys’ reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the discounted present value (at 6% per annum) of the Base Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord’s reasonable expenses of reletting), Tenant shall pay any such deficiency monthly.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and Landlord fails to relet the Premises, then Tenant shall pay to Landlord all costs of Landlord’s expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord.  Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a).  In the event Landlord elects, pursuant to clause (b) of this Section 22.2, to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 20 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease.  Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken from storage by Tenant within 30 days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

22.3.                     Additional Rights of Landlord and Tenant.  Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including attorneys’ reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) Landlord’s submission of an invoice therefor.  All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord on or prior to the expiration of any applicable notice or cure period provided for hereunder, shall bear interest at the rate of 4% per annum above the “prime” or “reference” or “base” rate (on a per annum basis) of interest publicly announced as such, from time to time, by the Bank One, or its successor (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor.  The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4.                     Event of Bankruptcy.  In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23.                               BROKER.  Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”).  Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”).  Landlord shall be solely responsible for paying the commission of Landlord’s Broker and Tenant’s Broker.  Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination or expiration of this Lease.

24.                               MISCELLANEOUS.

24.1.                     Merger.  All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.  No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2.                     Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	First Industrial LP
311 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
Attn: Vice President - Operations Management

With a copy to:	First Industrial Realty Trust, Inc.
4742 Creek Road
Cincinnati, OH 45242
Attn: Senior Regional Director

With a copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606
Attn: Jeremy T. Bunnow

If to Tenant:	The Wornick Company
10825 Kenwood Road
Cincinnati, OH 45242
Attn: Ron Davis

24.3.                     Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4.                     Legal Costs.  Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered.  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party.

24.5.                     Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.  Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property.  In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise).  No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6.                     Recordation of Lease.  Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7.                     Survival of Obligations.  Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

24.8.                     Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located.  If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

24.9.                     Time.  Time is of the essence for this Lease.  If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.10.              Authority of Tenant.  If Tenant is a corporation, partnership, limited liability company, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant’s directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

24.11.              WAIVER OF TRIAL BY JURY.  THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12.              Relocation.  Intentionally omitted.

24.13.              Financial Information.  From time to time during the Term, Tenant shall deliver to Landlord unaudited financial statements concerning Tenant’s financial condition within ten (10) days following Landlord’s written request therefor and Landlord agrees that the information contained in such statements shall be treated confidentially.

24.14.              Confidential Information.  Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by the parties either prior to or during the Term in connection with the negotiation and execution hereof.  The provisions of this Section 24.14 shall survive the termination of this Lease.

24.15.              Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.16.              Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

24.17.              Riders.  All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

First Industrial, L.P., a Delaware limited partnership

By: First Industrial Realty Trust, Inc.
Its: Sole general partner

Witness:	/s/ Sandra McIntosh	Signed:	/s/ Ross Kirk

Printed Name:	Sandra McIntosh	Printed Name: Ross Kirk

Witness:	/s/ Vann S. McCollough	Its: Managing Director

Printed Name:	Vann S. McCollough

TENANT:

The Wornick Company, a Nevada corporation

Witness:	/s/ J.F. McQuay	Signed:	/s/ Larry Rose

Printed Name:	J.F. McQuay	Printed Name: Larry Rose

Witness:	/s/ Teresa Williams	Its: President and CEO

Printed Name:	Teresa Williams

S-1

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

Before me, the undersigned, a Notary Public for Hillsborough County, personally appeared Ross Kirk, Managing Director, of First Industrial, LP, the Landlord in the foregoing instrument who acknowledged the signing of the foregoing instrument to be his free act and deed on behalf of the Landlord for the uses and purpose set forth therein.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 21st day of March, 2003.

/s/ Virginia Saclarides
Notary Public

Virginia Saclarides
Type or Print Name

STATE OF TEXAS

COUNTY OF HIDALGO

Before me, the undersigned, a Notary Public for Hidalgo County, personally appeared Larry Rose, President and CEO of The Wornick Company, a Nevada corporation, the Tenant in the foregoing instrument who acknowledged the signing of the foregoing instrument to be his free act and deed on behalf of the Tenant for the uses and purposes set forth therein.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 12th day of March, 2003.

/s/ Virginia Rocha
Notary Public

Virginia Rocha
Type or Print Name

S-2

RIDER NO. 1

CANCELLATION OPTION

(Phase II Premises and Tenant 2 Space)

RIDER No. 1 attached to and made a part of the Lease dated March 21, 2003, between FIRST INDUSTRIAL, L.P., as Landlord, and THE WORNICK COMPANY, as Tenant, for Premises located at 4732, 4744 and 4750 Creek Road, Cincinnati, Ohio.

Provided Tenant is not then in default under the Lease and no condition then exists which with the passage of time or giving of notice, or both, would constitute a default, Tenant shall have a one-time right to (i) cancel the portion of the Lease for the Phase II Premises (31,740 sf) effective as of the 31st day of December 2003, by giving written notice to Landlord of such termination election no later than the 30th day of November 2003 and/or (ii) cancel the portion of the Lease for the Tenant 2 space (3,240 sf) effective as of the Commencement Date of the Phase III Premises.  Tenant shall also have right to cancel the existing Lease between Landlord and Tenant pertaining to the Tenant’s lease of the approximately 3,000 square feet of space on the second floor on the south side of the building as of the Commencement Date of the Phase III Premises, and Tenant shall vacate the approximate 3,000 square feet within 30 days of the Phase III Commencement Date.  If an event has occurred that with the passage of time or the giving of notice, or both, would constitute an uncured default under this Lease and Tenant has exercised its cancellation right described in either or both of clauses (i) and/or (ii) under the terms of this Rider No. 1, Landlord, in its sole discretion, shall have the right to declare such exercise(s) voidable if such event ripens into an uncured default.  No such termination(s) by Tenant shall relieve Tenant from the performance of any obligations that have accrued but have not been fully performed as of the effective date of such termination(s).

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RIDER NO. 2

TERMINATION OPTION

RIDER No. 2 attached to and made a part of the Lease dated March 21, 2003, between FIRST INDUSTRIAL, L.P., as Landlord, and THE WORNICK COMPANY, as Tenant, for Premises located at 4732, 4744 and 4750 Creek Road, Cincinnati, Ohio.

Notwithstanding anything to the contrary contained herein, Tenant shall have the option to terminate this Lease (“Termination Option”) in accordance with the following terms and conditions:

Tenant Gives Notice.  If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice (“Termination Notice”) of Tenant’s exercise of this Termination Option, which shall be delivered by certified mail, which Termination Notice must be received by Landlord no later than the date that is six full calendar months prior to the Termination Date.  Time is of the essence with respect to Landlord’s receipt of the Termination Notice and all other deadlines in this Clause.

Termination Date.  If Tenant gives the Termination Notice and complies with all the provisions in this Clause, the Lease shall terminate at 11:59 p.m. on the last day of the thirty sixth (36th) full calendar month after the Phase III Premises Commencement Date (the “Termination Date”).

Termination Fee Must Accompany Notice.  In order for such Termination Notice to be effective, it must be accompanied by the termination fee in the amount equal to six (6) monthly installments of Annual Base Rent plus an amount equal to the unamortized cost of the Phase I Improvements, Phase II Improvements and Phase III Improvements (as defined on Exhibit B to this Lease) and unearned brokerage commissions, which shall be payable only in cash or certified funds.  For purposes of calculating the unamortized portion of the cost of such Improvements, the cost of such Improvements shall be deemed amortized in equal monthly installments without interest over a period of time beginning on the Phase I Premises Commencement Date, Phase II Premises Commencement Date, and Phase III Premises Commencement Date (as applicable) and ending on the scheduled Expiration Date.

Tenant’s Obligation Survives Termination.  Tenant’s obligations to pay Rent, Additional Rent, and any other costs or charges under this Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of this Lease.

Landlord May Cancel and Void Termination if Tenant in Default.  Notwithstanding the foregoing, if at any time during the period on or after the date on which Tenant shall exercise its Termination Option (in accordance with this Rider No. 2) up to and including the Termination Date Tenant shall be in default under this Lease beyond any applicable notice or cure period, then Landlord may elect, but is not obligated, to cancel and declare null and void Tenant’s exercise of the Termination Option by giving Tenant written notice thereof prior to the Termination Date, whereupon this Lease shall continue in full force and effect for the full Lease Term hereof unaffected by Tenant’s exercise of the Termination Option.  If Landlord does not so cancel Tenant’s exercise of the Termination Option, Tenant’s obligation to cure such default shall survive the Termination Date.

Tenant Shall Surrender Space by Termination Date.  In the event Tenant exercises the Termination Option, Tenant covenants and agrees to surrender full and complete possession of the Premises to Landlord on or before the Termination Date vacant, broom-clean, in good order and condition, and, in accordance with the provisions of this Lease, and thereafter the Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant.

Failure to Surrender Makes Tenant a Holdover.  If Tenant shall fail to deliver possession of the Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover tenant from and after the Termination Date, and in such event, Tenant shall be liable to Landlord for payments for the use and occupancy of the Premises equal to the fair market value thereof, and shall also be liable to Landlord for all costs and expenses incurred by Landlord in securing possession of the Premises.  Landlord may accept any such sums from Tenant without prejudice to Landlord’s right to evict Tenant from the Premises by any lawful means.

Lease Ceases After Termination.  If Tenant properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, the Lease shall cease and expire on the Termination Date with the same force and effect as if said Termination Date were the date originally provided in this Lease as the expiration date of the Term hereof.

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RIDER NO. 3

EXPANSION RIGHTS

RIDER No. 3 attached to and made a part of the Lease dated March 21, 2003, between FIRST INDUSTRIAL, L.P., as Landlord, and THE WORNICK COMPANY, as Tenant, for Premises located at 4732, 4744 and 4750 Creek Road, Cincinnati, Ohio.

During such time as this Lease is in effect and provided that Tenant is not in default under this Lease (and no event has occurred with the passage of time or the giving of notice, or both, would constitute a default under this Lease), Tenant shall have the right to lease the immediately adjacent approximately 12,696-25,392 square feet of the Building, as labeled “Expansion Premises” on attached Exhibit A-2 (referred to in this Rider as the “Adjacent Space”), on the terms set forth in this Rider.  If an event has occurred that with the passage of time or the giving of notice, or both, would constitute an uncured default under this Lease and Tenant has exercised its expansion option under the terms of this Rider No. 3, Landlord, in its sole discretion, shall have the right to declare such exercise voidable if such event ripens into an uncured default.  Tenant’s rights under this Rider are subordinate to any leases of the Adjacent Space (including any rights of first offer and other expansion rights) and options to renew or extend the lease term or any purchase options or agreements concerning the Building or Property that Landlord has entered into as of the Date of Lease.  This limited right to expand space shall operate as follows: (i) if and when Landlord receives a bona fide third-party written offer to lease all or any part of the Adjacent Space on terms and conditions that Landlord has determined it is prepared to accept, Landlord shall, prior to accepting such offer, notify Tenant in writing of such offer, together with a statement of the terms and conditions of such offer; (ii) Tenant shall have five (5) days from receipt of Landlord’s notice in which to deliver to Landlord Tenant’s written, unconditional election and agreement to lease the entire Adjacent Space (x) at a base rental rate equal to the base rental rate set forth in the third-party offer; (y) for a term equal to the longer of the then remaining term under this Lease or the term set forth in the third party offer, and (z) otherwise on all the same terms and conditions of this Lease; (iii) if Tenant duly delivers its written, unconditional election and agreement to lease the Adjacent Space, then effective on the first day of the first calendar month immediately following delivery by Tenant of its agreement to lease: (a) the Adjacent Space will be deemed to be added to and become a part of the Premises for all purposes under this Lease (and the term “Premises” shall be redefined to include the Adjacent Space); (b) Tenant’s Proportionate Share shall increase to reflect the addition of the entire Adjacent Space to the Premises; (c) Base Rent for the Adjacent Space (which shall be in addition to the Base Rent due under this Lease for the then existing Premises) shall be due from Tenant at the rate established by clause (ii)(x) above; and (d) Tenant will not be entitled to any allowance or other incentive or abatement with regard to the Adjacent Space and will accept the Adjacent Space in its as-is condition, without representation or warranty, and without any improvements, installations or other work items to be performed by Landlord except those that would have been available to the third-party who made the bona fide third-party written offer, which the Tenant is matching.  Tenant shall promptly upon request of Landlord execute and deliver to Landlord an amendment to this Lease consistent with the foregoing and otherwise containing such provisions as are, in Landlord’s reasonable judgment, necessary to evidence this expansion of Tenant’s occupancy of the Building, with the execution and delivery by Tenant of such Lease amendment constituting a condition precedent to Tenant’s right to occupy the Adjacent Space as contemplated by this Rider (but not as a condition precedent to commencement of the lease term (and Tenant’s resulting Rent payment and other obligations) for the Adjacent Space).

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RIDER NO. 4

Renewal Option

RIDER No. 4 attached to and made a part of the Lease dated March 21, 2003, between FIRST INDUSTRIAL, L.P., as Landlord, and THE WORNICK COMPANY, as Tenant, for Premises located at 4732, 4744 and 4750 Creek Road, Cincinnati, Ohio.

Provided that this Lease is in full force and effect and Tenant is not in default of its obligations hereunder (beyond any applicable notice or cure period) at the time the Renewal Option (defined below) is exercised and at the commencement of the Renewal Term (defined below), Landlord hereby grants to Tenant the option to extend the initial Term of this Lease (“Renewal Option”) for one (1) additional period of two (2) years (the “Renewal Term”), upon the same terms and conditions as are contained in this Lease, except as provided below.  Landlord shall have no obligation to make any improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant’s obligation to pay Rent for the Renewal Term.  The Renewal Option granted herein shall be exercised, if at all, by written notice (the “Renewal Notice”) to Landlord given not later than 270 days prior to the Expiration Date.  In the event that Tenant fails to deliver the Renewal Notice on a timely basis, Tenant shall have no further right to extend the Term.  Base Rent payable for the Premises during the Renewal Term shall be in an amount equal to one hundred five percent (105%) of the amount of the Base Rent payable for the Premises during the period immediately prior to the commencement of the Renewal Term.

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EXHIBIT A-1

CREEK ROAD BUSINESS CENTER

Situate in Section 17, Town 4, Entire Range 1, Sycamore Township, City of Blue Ash, Hamilton County,

Ohio and being more particularly described as follows:

Beginning at the intersection of the centerlines of Creek Road and Kenwood Road, the centerline of Kenwood Road also being the east line of Section 17;

Thence along said centerline of Creek Road, North 81°15’40” West, 1072.48 feet to a point;

Thence North 08°44’20” East, 30.00 feet to a point in the northerly right-of-way line of Creek Road and the real point of beginning for this description;

Thence from said REAL POINT OF BEGINNING, North 08°44’20” East, 667.28 feet to a point;

Thence South 81°15’40” East, 970.64 feet to a point in the westerly right-of-way line of Kenwood Road;

Thence along said westerly line of Kenwood Road, South 03°4l’00” West, 653.50 feet to a point;

Thence along an arc deflecting to the right, having a radius of 15.00 feet, a distance of 24.89 feet, the chord of said arc bears South 51°12’40” West 22.13 feet to a point in the aforesaid northerly right-of-way of Creek Road;

Thence along said northerly line of Creek Road, North 81°15’40” West, 1013.28 feet to the real point of beginning.

Containing 15.319 acres of land.

Subject to all legal highways, easements, and restrictions of record.

A-1

ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”), entered into as of June 30, 2004, by and among The Wornick Company, a Nevada corporation (“Assignor”); and The Wornick Company, a Delaware corporation (“Assignee”). Assignor and Assignee are referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, Assignor, as “Tenant,” and First Industrial LP, a Delaware limited partnership, as “Landlord,” are parties to the Standard Form Industrial Building Lease (Multi-Tenant) dated March 21, 2003 (the “Lease”), presently covering certain premises (the “Premises”) located at 4700-4750 Creek Road, Cincinnati, Ohio, a copy of which Lease is attached hereto as Exhibit A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Asset Purchase Agreement dated December 3, 2003 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Assignee will purchase substantially all of the assets (and assume certain of the liabilities) of Assignor, including all of Seller’s right, title and interest in, under and to the Lease; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (a) that Assignor assign all of its right, title and interest in, under and to the Lease to Assignee, (b) that Assignee accept such assignment from Assignor and assume all of Assignor’s obligations as Tenant under the Lease, and (c) that Landlord consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1.  Effective Date. For all purposes under this Agreement, the term “Effective Date” shall mean that date, if any, on which the closing of the transactions contemplated by the Purchase Agreement is consummated.

2.  Assignment and Assumption.

(a)                                  Effective as of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, under and to (i) the Lease and (ii) the aggregate security deposit heretofore made by Assignor pursuant to the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date.

(b)                                 Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease, as amended hereby, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the tenant pursuant to the Lease as amended hereby.

3.  Consent to Assignment. Effective as of the Effective Date, Landlord has consented to the assignment effected hereby.

4.  Representation of Assignor. The Assignor hereby represents to the Assignee and agrees as follows:

(a)                                  The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, the Lease has not been amended or modified except as set forth above and the same is the only agreement between the Landlord and the Assignor with respect to the subject matter thereof.

(b)                                 The Lease is in full force and effect with no defaults (or events which, with the passage of time, would become defaults) thereunder on the part of either party in the performance of its obligations under such Lease.

(c)                                  The minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through the due date thereof immediately preceding the Effective Date.

(d)                                 The current amount of tenant’s expense and tax contribution is $7,944.86 per month.

(e)                                  Landlord is currently holding a security deposit with respect to the Lease in the amount of $5,912.

5.  Miscellaneous.

(a)                                  Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)                                 Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

(c)                                  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR		ASSIGNEE

The Wornick Company, a Nevada		The Wornick Company, a Delaware
corporation		corporation

By:	/s/ Larry L. Rose	By:	/s/ Robert B. McKeon
Larry L. Rose, President and		Robert B. McKeon, President
Chief Executive Officer

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